Innkeepers USA Trust Schedules Earnings Conference Call
Tuesday, May 9, 2006 at 10 a.m. Eastern Time

PALM BEACH, Fla., April 13, 2006--Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and leading owner of upscale extended-stay hotel properties throughout the United States, today announced that it will release first quarter 2006 financial results on Tuesday, May 9, 2006, prior to the market's opening. Later that morning, at 10 a.m. ET, Jeffrey Fisher, chief executive officer and president, and Dennis Craven, chief financial officer, will conduct a conference call to review first quarter financial results, which will be followed by a question and answer period.

The conference call also will be simultaneously web cast on the Internet at the company's Web site, www.innkeepersusa.com, and at www.streetevents.com.

A recording of the call will be available by telephone until midnight on Tuesday, May 16, 2006, by dialing (800) 405-2236, reference number 11058786. A replay of the conference call will be posted on Innkeepers' Web site through June 6, 2006.

Innkeepers USA Trust owns 70 hotels with a total of 8,825 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium-branded upscale extended-stay, select-service and full-service hotels and the rebranding and repositioning of other hotel properties.

For more information about Innkeepers USA Trust, visit the company's Web site at www.innkeepersusa.com.

Contact: Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293